    As filed with the Securities and Exchange Commission  October 13, 2000.
                                                      Registration No. 333-94213
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-8, REGISTRATION NO. 333-94213,
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Texas                                   74-1692337
          -------------------------------                  -------------------
          (State or other jurisdiction of                  (I.R.S. Employer
           incorporation or organization)                  Identification No.)

               12400 Hwy. 281 North, San Antonio, Texas       78216-2811
              ----------------------------------------------------------
              (Address of principal executive offices)        (Zip Code)

                      NATIONAL BANCSHARES CORPORATION OF TEXAS
                                   1995 STOCK PLAN
                              (Full title of the plan)

                                   Morris D. Weiss
                       Senior Vice President, General Counsel
                      National Bancshares Corporation of Texas
                                 12400 Hwy. 281 North
                            San Antonio, Texas 78216-2811
                                   (210) 403-4219
                       ------------------------------------------
                         (Name, address and telephone number,
                       including area code, of agent for service)

                                   AMENDMENT

         This Post-Effective Amendment to Form S-8, Registration No. 333-94213, is filed by National Bancshares Corporation of Texas, a Texas corporation, pursuant to Rule 470 of the Securities Act of 1933. The undersigned hereby amends Item 6 of Registration No. 33-94213 by adding the following:

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         NATIONAL BANCSHARES CORPORATION OF TEXAS 1995 STOCK PLAN

         The National Bancshares Corporation of Texas 1995 Stock Plan (the "Plan") limits the liability of the Company's directors and Administrators of the Plan and provides for indemnification under certain circumstances as follows:

         19. INDEMNIFICATION. No member of the Board of Directors or any Administrator shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or any Administrator be liable for any agreement or instrument issued pursuant to this Plan or any grants under it. Without limiting any other rights to indemnification, each member of the Board of Directors and each administrator shall be indemnified by the Company against any losses incurred in such administration of this Plan to the fullest extent permitted by the Texas Business Corporation Act, as amended.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on October 13, 2000.

                                   NATIONAL BANCSHARES CORPORATION
                                   OF TEXAS


                                   By:   /s/ Marvin E. Melson
                                      -----------------------------------------
                                      Marvin E. Melson, Chief Executive Officer
                                      (Principal Executive Officer)


                                   NATIONAL BANCSHARES CORPORATION
                                   OF TEXAS


                                   By:   /s/ Anne R. Renfroe
                                      -----------------------------------------
                                      Anne R. Renfroe, Chief Financial Officer
                                      and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-94213 has been signed below by the following persons in the capacities indicated on October 13, 2000.


Signature                      Name and Title                      Date
---------                      --------------                      ----
              *                Chairman of the Board         October 13, 2000
------------------------------ of Directors
Jay H. Lustig


              *                Director                      October 13, 2000
------------------------------
H. Gary Blankenship


              *                Director                      October 13, 2000
------------------------------
Tom Hacker


              *                Director                      October 13, 2000
------------------------------
John W. Lettunich


              *                Director                      October 13, 2000
------------------------------
Charles T. Meeks


              *                Director                      October 13, 2000
------------------------------
Marvin E. Melson


By:  /s/  ANNE R. RENFROE
   ---------------------------------
   Anne R. Renfroe, Attorney-In-Fact





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